Exhibit  99.3
Chirs  Erickson
P.O.Box  216
7182  Icicle  Road
Leavenworth,  WA  98826
509-548-8008


May  10,  2000

The  Board  of  Directors
Central  Capital  Venture  Corp.
2660  Townsgate  Road,  Suite  725
Westlake  Village,  CA  91361

Gentlemen;

Due to time constraints and other personal and business commitments, I would like to step down as proposed President, CEO and Director of Central Capital Venture Corp. (formerly Digital Technologies Media Corp.

Please  accept  this  letter  as  my  Letter  of  Resignation  as  of this date.

I  wish  you  the  best  of  luck  with  you  enterprise.

With  best  regards,

/S/  Chris  Ericksen
Chris  Ericksen